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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

[X]  Filed by the Registrant

[_]  Filed by a Party other than the Registrant

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           FieldWorks, Incorporated
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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FOR IMMEDIATE RELEASE
                                               Investor contact: RoseMary Luebke
                                                                      Controller
                                                                    952.974.7000
                                                         rluebke@field-works.com

                                                    Media contact: Gary Hornseth
                                    Hornseth Communications for FieldWorks, Inc.
                                                                    651.699.0759
                                                            ghornseth@uswest.net





                       FIELDWORKS ANNOUNCES ADJOURNMENT OF
                                 SPECIAL MEETING

    Additional Shareholder Votes Required to Approve Transfer of Shares from
                           Industrial-Works to Kontron

         Eden Prairie, Minnesota - FieldWorks, Incorporated (OTCBB: FWRX) today announced that the special meeting of shareholders called to approve the sale and transfer of FieldWorks stock to Kontron Embedded Computers AG and its wholly owned subsidiary, FWRKS Acquisition Corp., has been adjourned. The special meeting has been adjourned until Friday, October 27, 2000 at the offices of FieldWorks, 7631 Anagram Drive, Eden Prairie, Minnesota at 3:00 p.m. Minneapolis time.

         Prior to adjournment of the meeting, FieldWorks shareholders approved the sale of 6 million shares of common stock by FieldWorks to FWRKS Acquisition Corp. The meeting was adjourned for the purpose of soliciting additional votes for approval of the transfer of shares from Industrial-Works Holding Co., LLC to Kontron. The approval of this transfer requires a vote of a majority of the issued and outstanding shares of FieldWorks, excluding any shares owned by Kontron, Industrial-Works and their affiliates.

         "We knew when we mailed the proxy materials 3 weeks ago that there were significant logistical challenges to receiving enough proxy votes by October 18," said David Mell, President and CEO of FieldWorks. "These logistical challenges proved to be insurmountable in this short period of time. Of the votes we have received, a majority are in favor of the transaction. We are encouraging all shareholders to submit their votes so that a sufficient number are received."

         Mell continued, "We are encouraging everyone to vote as soon as possible by calling the toll-free number provided in their proxy materials, their broker, or their broker's proxy department. If shareholders have not yet received or have misplaced their proxy, they should call their broker or their broker's proxy department to request the necessary documents."

         Proxy materials in connection with the special meeting were first mailed on Thursday, September 28, 2000 to shareholders of record of FieldWorks as of August 29, 2000.

         The transactions described in the proxy materials remain subject to approval by shareholders of FieldWorks, as well as to other customary closing conditions. If FieldWorks shareholders approve the transfer of shares of stock from Industrial-Works to Kontron at the adjourned meeting, it is expected that the transactions with Kontron will close as soon as practicable thereafter. Shareholders who have already given a proxy do not need to revote.
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About FieldWorks

         FieldWorks Inc., founded in 1992, designs, manufactures and sells solutions incorporating rugged computers for transportation, public service, military/government and heavy equipment industries worldwide. FieldWorks provides a complete solution to customers that includes product customization, integration and support services. FieldWorks products are designed and produced in compliance with its formal quality system, which is certified to the international ISO9001 quality standard.

Forward-looking statements in this news release, if any, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the statements, including the impact of changing economic or business conditions, the impact of competition, the availability of financing, the success of products in the marketplace, other risk factors inherent in the computer industry and other factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.

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